EXHIBIT 99.1

CDK Global & Auto/Mate to Terminate Planned Transaction

HOFFMAN ESTATES, Ill. and ALBANY, N.Y., March 20, 2018 (GLOBE NEWSWIRE) -- CDK Global (Nasdaq:CDK) and Auto/Mate Dealership Systems have jointly agreed to terminate the previously announced acquisition of Auto/Mate by CDK. The planned transaction, announced on May 24, 2017, was subject to regulatory review and other customary closing requirements. Under the terms of the original agreement, there is no termination fee.

The Federal Trade Commission had notified the parties of its opposition to the proposed acquisition, leading to the decision to terminate. Both companies expressed disappointment at not being able to complete the transaction in a timely fashion, citing the desire, in the face of regulatory resistance, to redirect their resources and attention to their businesses. The companies intend to focus on delivering value to their respective customers in a competitive marketplace.

About CDK Global
With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK provides solutions to dealers in more than 100 countries around the world, serving approximately 28,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

About Auto/Mate

Auto/Mate Dealership Systems is a leading provider of dealership management system software to retail automotive dealerships, typically saving dealers thousands of dollars per month from their current provider. AMPS® is a user-friendly, feature-rich DMS in use by more than 1,350 auto dealers nationwide. Auto/Mate has received consecutive DrivingSales Dealer Satisfaction Awards. Auto/Mate’s employees have more than 1,200 years of combined experience working in franchised auto dealerships, the foundation of its By Car People, For Car People™ slogan. Auto/Mate is committed to winning its customers’ business each and every month with no long-term contracts and free software upgrades.

CDK SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements about CDK’s future expectations, beliefs, goals, plans or prospects may be forward looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK’s success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and advertising and related industry changes; competitive conditions; changes in regulation (including future interpretations, assumptions and regulatory guidance related to the Tax Cuts and Jobs Act); changes in technology, security breaches, interruptions, failures and other errors involving CDK systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to CDK’s credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of CDK’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; CDK’s ability to timely and effectively implement its transformation plan; and the ability of the CDK’s significant stockholders and their affiliates to significantly influence the CDK’s decisions or cause it to incur significant costs.

There may be other factors that may cause CDK’s actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. CDK gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in CDK’s reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause CDK’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the CDK website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

CDK Investor Contact:
Katie Coleman
847.485.4650
katherine.coleman@cdk.com

CDK Media Contact:
Roxanne Pipitone
roxanne.pipitone@cdk.com

Auto/Mate Media Contacts:
Mike Esposito
877.340.2677
mesposito@automate.com

Larry Colson
877.340.2677
LColson@automate.com